UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 31, 2005

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      1-15062                     13-4099534
         --------                      -------                     ----------
(State or Other Jurisdiction     (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.02  Unregistered Sales of Equity Securities.


Conversion of Series A Mandatorily Convertible Preferred Stock
--------------------------------------------------------------

     On March 31, 2005, Time Warner Inc. (the "Company) issued 83,835,883 shares of its common stock, par value $.01 per share ("Common Stock"), to TWE Holdings II Trust, a Delaware statutory trust formed for the benefit of a subsidiary of Comcast Corporation, upon the automatic conversion of the share of the Company's Series A Mandatorily Convertible Preferred Stock ("Series A Preferred Stock") held by the Trust. Pursuant to the terms of the Series A Preferred Stock, the number of shares of Common Stock issued upon such conversion was determined by dividing $1.5 billion by the average of the daily volume weighted average price of the Company's Common Stock for the fifteen trading days from March 9, 2005 through March 30, 2005. Prior to the conversion, an estimate of the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock based on the fair market value of the Common Stock at the end of the applicable period was included in the calculation of the Company's diluted earnings per share but not its basic earnings per share. Following the issuance of the Common Stock upon the conversion of the Series A Preferred Stock, the shares issued will be included in the calculation of both the basic and diluted earnings per share beginning March 31, 2005. In connection with the issuance of Common Stock upon conversion of the Series A Preferred Stock, the Company relied on the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Conversion of Shares of Series LMCN-V Common Stock
--------------------------------------------------

     On February 1, 2005, the Company issued 9,400,000 shares of its Common Stock upon conversion by wholly owned subsidiaries of Liberty Media Corporation (collectively, "Liberty") of an aggregate of 9,400,000 shares of the Company's Series LMCN-V Common Stock ("LMCN-V Stock") held by Liberty. Through March 31, 2005, Liberty has converted an aggregate of 74,870,395 shares of LMCN-V Stock. As instructed by Liberty, the Company delivered the shares of its Common Stock to a financial institution in connection with a stock loan arrangement entered into by Liberty. According to Liberty, the stock loan is related to its existing hedging activity. Pursuant to the stock loan agreement, the financial institution may return the shares to Liberty at any time and must return the shares to Liberty upon Liberty's request, at which time the shares of the Common Stock must be converted back into LMCN-V Stock. During the term of the stock loan, Liberty has no right to vote the loaned Common Stock or direct the voting of the Common Stock by the party to which the stock is loaned and cannot, directly or indirectly, influence or attempt to influence voting of the Common Stock by such party. As a result of this conversion, the number of issued and outstanding shares of Company Common Stock increased by 9,400,000 and the number of issued and outstanding shares of LMCN-V Stock decreased by the same amount. The calculations of the Company's basic and diluted earnings per share are not affected by this conversion because the issued and outstanding shares of LMCN-V Stock have historically been included in such per share calculations. In connection with the issuance of Common Stock upon conversion of the LMCN-V Stock, the Company relied on the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   TIME WARNER INC.


                                    By: /s/ Wayne H. Pace
                                       ------------------------------------
                                       Name:  Wayne H. Pace
                                       Title: Executive Vice President and Chief
                                                Financial Officer



Date: April 1, 2005